1 Q4 2020 Earnings Highlights SVB Financial Group Q4 2020 CEO Letter January 21, 2021 To our Stakeholders: We delivered exceptional growth and profitability in the fourth quarter, with Earnings Per Share of $7.40, Net Income of $388 million and Return on Equity of 20 percent, a strong finish to an outstanding year. Our results reflected outstanding balance sheet growth driven by robust client liquidity and strong loan growth, with net interest income above our guidance despite pressure from low rates. Our performance was also driven by outsized warrant and investment gains from client exits and investments, solid core fee income, strong investment banking revenues and continued stable credit. Exceptional growth and profitability as innovation markets remains robust. 1. We continue to execute strongly while investing in our business and supporting our employees, clients and communities. 2. Our client markets remain resilient and highly liquid. 3. Credit quality remains stable, with solid underlying metrics and improved economic scenarios driving a reserve release. 4. We maintain strong capital and liquidity, supported by a high-quality balance sheet and robust earnings power. 5. Our investments are accelerating client acquisition and growth, and we will continue to focus on investment that supports our strategic priorities, growth and scalability. 6. Our announced acquisition of Boston Private is a financially attractive transaction that will enable us to advance our private banking and wealth management business to pursue a significant growth opportunity. 7. Our resilient business model positions us well for long-term growth. We continue to execute strongly, invest in our business and support our employees, clients and communities. Our consistent focus on execution continues to drive strong client acquisition, with approximately 1,500 new clients added in the fourth quarter, and we continue to actively engage with current and potential clients through direct outreach and a full slate of high-value virtual events. This client activity is the fuel that sustains and grows our business, and the investments we’ve made in people, technology and infrastructure provide essential support for it. As working from home extends further into 2021 and promises to become a permanent part of work, those investments enable us to provide support and resources to our employees to ensure they have what they need to do their jobs and take care of themselves and their families. We are also finding opportunities to optimize our real estate as SVBers adapt to new ways of working, which resulted in

2 Q4 2020 Earnings Highlights approximately $29 million in charges in the fourth quarter but will ultimately contribute to greater operational efficiency over the long term. The resilience and flexibility of SVBers enable us to continue doing the right things for our clients and our business; enhance our products, services and solutions; and deepen our engagement with the innovation ecosystem globally. Support for our communities is an essential part of this engagement and, in the fourth quarter, we donated approximately $20 million in net fees from the Paycheck Protection Program, which will go to supporting community and diversity programs. Our client markets remain resilient and highly liquid. Liquidity continues to flow into the innovation markets, as a result of continued strong venture capital and private equity activity, vibrant funding and exit markets, and the acceleration of digital adoption and activity in healthcare driven by COVID-19. Despite a dip in Q4, 2020 was a record year for venture capital fundraising and investment – with deal value crossing $150 Billion for the first time, and the second-best year ever for VC-backed exit values. After a slow start due to the pandemic, private equity investment recovered later in 2020, driven by technology and healthcare, and growing momentum suggests continued healthy appetite. Fundraising pulled back toward the end of the year but has generally been more stable than deals or exits as established funds continue to attract liquidity, especially to technology and healthcare focused funds. PE exit activity also recovered strongly following the onset of the pandemic, driven by traditional IPOs and SPACs. This continued availability of such strong liquidity and the accumulation of dry powder for future investments highlights innovation’s importance as a driver of the global economy, and its appeal is only enhanced by the current low interest rate environment. This robust activity has fueled our outstanding balance sheet growth throughout the year, driving a year-over year increase in average assets of $23 billion or 36 percent to $86 billion, and an increase in average total client funds of $46 billion or 31 percent to $192 billion. At December 31, 2020, period-end assets were $116 billion, representing growth of $45 billion or 63 percent; and total client funds were $243 billion, representing growth of $82 billion or 51 percent. Healthy activity among our clients has continued to drive robust loan growth, particularly in Global Fund Banking (PE/VC) and the Private Bank, which grew by 21% and 8% respectively in the fourth quarter, and contributed to a 25 percent year-over year increase in average loans to $37 billion. We also saw another quarter of stellar market driven revenue, with client funding and exit activity contributing approximately $572 million in market-related fee income from warrants and investments, net of noncontrolling interests, and another $481 million in SVB Leerink revenue, both on a full-year basis. Credit quality remains stable, with solid underlying metrics and improved model economic scenarios driving a reserve release. Solid performance across our client base contributed to continued stable credit, while further improvements in projected economic scenarios and the continued resilience of our Private Bank portfolio drove a reserve release during the quarter. In Q3, the vast majority of our Private Bank and

3 Q4 2020 Earnings Highlights Wine clients with three-month loan payment deferrals resumed payments with very few extension requests, and the same was true for our Wine and Venture Debt 6-month Deferral Program participants whose payments were scheduled to resume in Q4. While we continue to monitor our portfolio given continued economic uncertainty, we are cautiously optimistic based on stable performance to date, and we have strong levels of reserves to withstand changing market conditions should they arise. We maintain strong capital and liquidity, supported by a high-quality balance sheet and robust earnings power that position us well for long-term growth. Our high-quality balance sheet and robust earnings power provide continued support for our capital and liquidity and give us the flexibility to meet our clients’ needs while continuing to invest in our business. Our strong earnings have helped to offset the impact of our exceptional balance sheet growth on our capital ratios. While bank Tier 1 Leverage is currently below our internal target of between 7 and 8 percent, we remain well capitalized by every regulatory measure, and we are well positioned to continue to support our growth. On the liquidity front, we have access to approximately $53 billion in borrowing capacity, as well as fixed income gains and additional holding company liquidity that can be downstreamed to the bank, if necessary. Our investments are accelerating client acquisition and growth; investment in our strategic priorities remains critical to maintaining our leadership, driving growth and scalability. Our ability to engage clients and drive growth has been accelerated by the investments we’re making in our strategic priorities of enhancing client experience, improving employee enablement, driving revenue growth and enhancing risk management. These investments have enabled us to accelerate our client acquisition, expand our product offerings to better meet the needs of our clients at all life stages, onboard clients and deliver products more efficiently, and deepen our relationships with clients. They have also allowed us to develop or acquire critical leadership and skillsets that we need to expand our leadership position and continue growing. Investment in our strategic priorities is critical to our future growth, and we expect to continue expanding our business organically through geographic, client and product expansion, while pursuing opportunities to grow and differentiate our business through targeted acquisitions and the hiring of teams with special skills, if the right opportunities arise. To this end, in the fourth quarter, we acquired WestRiver Group’s debt investment business in order to establish a credit platform at SVB Capital to provide investors with additional investment opportunities in the innovation economy and provide new debt options to our commercial banking clients. Our announced acquisition of Boston Private is a financially attractive transaction that will enable us to pursue a large growth opportunity. On January 4, 2021, we announced our agreement to acquire Boston Private Financial Holdings, which we expect to close in mid-2021, subject to customary closing conditions. We believe this acquisition will significantly accelerate and scale the growth of our private bank and wealth management strategy, advance our expertise, products and technology; and provide the opportunity to deepen our client relationships and capture a larger portion of this estimated $400 billion opportunity among our clients.*

4 Q4 2020 Earnings Highlights As we outlined in our materials concerning the acquisition, Boston Private is a premier private banking and wealth management firm with outstanding Net Promoter Scores and a strong, client-centric culture similar to our own; deep private banking and wealth management expertise; a comprehensive, next- generation digital platform; and a presence in key innovation centers across the country. We believe SVB clients will benefit from Boston Private’s product range and technology, while Boston Private clients will have access to SVB’s expertise in the innovation economy, and the clients and high-growth opportunities presented by it, as well as the power of SVB’s larger balance sheet and financial strength. We expect the transaction to be accretive to both Tangible Book Value Per Share and Earnings per Share, and that it will further diversify our revenues and enhance our profitability. Resilient business model well-positioned for long-term growth Our unique business model and the resilience of our clients and markets position us well for growth. Our robust earnings power, high-quality balance sheet, strong capital and liquidity, and long-term approach to investing in our business provide a base of strength and stability that we believe will enable us to support our clients over the long term. Our ability to offer meaningful connections, expertise and value to our clients, well beyond the abilities of an ordinary bank, continues to differentiate us as the partner of choice for innovators and investors. We believe the pace of innovation and investment in our client markets will continue to grow and accelerate over time and that the efforts of VC and PE investors to put capital to work will remain a primary driver of new company formation and exceptional liquidity in the innovation economy. Our investments in expanding and diversifying our business will provide levers to drive growth in a low- rate environment while enhancing our ability to compete globally and maintain our market leadership, supporting long-term growth and operating leverage. Our long experience with innovators and investors gives us confidence in the continued resilience of our business in the long term. Final Thoughts Despite near-term uncertainty about the pace of economic recovery and the trajectory of the pandemic, SVB continues to perform well and operate from a position of strength that is better than at any other time in our history. • The innovation economy continues to demonstrate its resilience as COVID-19 accelerates digital adoption and drives increased activity across the healthcare industry. As a result, our technology, healthcare and life science clients have been less impacted by the economic downturn than traditional businesses and many are thriving. • We are executing on our strategic vision, delivering consistency punctuated by bold steps, both of which help advance and expand our platform, and further strengthen our position as the financial partner of choice for the global innovation economy. • Liquidity continues to flow into our markets, supported by strong PE/VC fundraising and dry powder, and surging demand for high-growth alternative assets, providing the fuel for long-term growth.

5 Q4 2020 Earnings Highlights • We remain cautiously optimistic on credit. Credit metrics currently remain within normal ranges and economic forecasts are improving, but should conditions worsen, we believe we are well positioned to handle the change, both from a portfolio quality and reserve perspective. • Our long-term focus underscores the importance of investing in our leadership position and competitive advantage. The investments we’re making to expand and diversify our business are driving growth today and we believe they will provide the foundation for long-term growth and operating leverage. • We remain well-positioned for long-term growth. Our robust earnings power supported by our resilient and thriving client markets continues to provide tailwinds for sustainable growth. We expect these conditions, our strong financial position and effective execution will enable us to drive strong average balance sheet growth in 2021 while maintaining stable credit quality and investing in our growth and scalability. We remain committed to our vision of being the partner of choice for innovators and their investors in the most dynamic segment of the global economy. There is nothing more exciting than seeing the many ways our innovative clients tackle problems – large and small – with the objective of making meaningful improvements in business, their communities and the world. And equally exciting is the passion and resourcefulness I see in my colleagues at SVB every day as they work to support our clients and each other in making these dreams reality. Greg Becker President and CEO * Estimated Total Client Position (TCP) of SVB’s current clients based on McKinsey Wealth and Asset Management Practice (2020) and SVB management estimates. TCP includes wealth management assets, deposits and lending.

Q4 2020 Financial highlights

Contents Q4 2020 Financial Highlights This presentation should be reviewed with our Q4 2020 Earnings Release and Q4 2020 CEO Letter, as well as the company’s SEC filings Snapshot and current environment PAGE 3 Performance detail and outlook PAGE 15 Appendix PAGE 33 Non-GAAP reconciliations PAGE 49 2

Snapshot and current environment Q4 2020 Financial Highlights 3

Q4’20 Snapshot: Exceptional growth and profitability as innovation markets remain robust Q4 2020 Financial Highlights 4 Q4’20 PERFORMANCE (vs. Q3’20) $151M SVB LEERINK REVENUE2, 3 $41.5B +11.3% AVERAGE LOANS1 +$6.8B PERIOD-END GROWTH $225.5B +12.1% AVERAGE CLIENT FUNDS +$31.5B PERIOD-END GROWTH $38M NET BENEFIT TO PROVISION FOR CREDIT LOSSES (improved economic scenarios and continued strong Private Bank performance drive reserve release) $597M +12.2% NET INTEREST INCOME1 EPS: $7.40 ROE: 20.23% Net Income: $388M $156M +6.5% CORE FEE INCOME2 1. SBA Paycheck Protection Program (“PPP”) contributed $1.7B to average loan balances and $14.3M to net interest income, including $9.9M of loan fees. Net interest income presented on a fully taxable equivalent basis. 2. Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” in our Q4 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation. 3. Represents investment banking revenue and commissions. FINANCIAL HIGHLIGHTS $248M WARRANT AND INVESTMENT GAINS NET OF NCI2

FY’20 Snapshot: Exceptional growth and profitability despite low rate environment and COVID-19 recession Q4 2020 Financial Highlights 5 2020 PERFORMANCE (vs. 2019) $481M SVB LEERINK REVENUE2, 3 $37.3B +24.6% AVERAGE LOANS1 +$12.0B PERIOD-END GROWTH $192.4B +31.2% AVERAGE CLIENT FUNDS +$82.1B PERIOD-END GROWTH $220M PROVISION FOR CREDIT LOSSES (driven primarily by COVID-19 recessionary scenarios) $2.17B +3% NET INTEREST INCOME1 EPS: $22.87 ROE: 16.83% Net Income: $1.19B $603M -6% CORE FEE INCOME2 FINANCIAL HIGHLIGHTS $572M WARRANT AND INVESTMENT GAINS NET OF NCI2 1. SBA Paycheck Protection Program (“PPP”) loans contributed $1.2B to average loan growth and $33.8M to net interest income. Net interest income presented on a fully taxable equivalent basis. 2. Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” in our Q4 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation. 3. Represents investment banking revenue and commissions. +$1.7B TANGIBLE BOOK VALUE CREATION2

Q4’20 Highlights 6Q4 2020 Financial Highlights Exceptional growth and profitability 1. Thriving innovation markets and effective execution drove Q4’20 outperformance and expected to drive continued growth in 2021 2. Period-end assets reached $116B (+63% yoy) and total client funds exceeded $243B (+51% yoy) as strong fundraising and exit activity fueled client liquidity 3. Strong balance sheet growth propelled NII above guidance despite low rates 4. Robust loan growth as private equity investment accelerated 5. Q4 reserve release as economic scenarios improved, credit metrics remained stable and vast majority of deferrals expired 6. Outsized warrant and investment gains from strong exits and valuations 7. Improved core fees as business activity increased 8. Continued momentum for SVB Leerink as life science public markets remained active 9. Strong capital and liquidity to meet clients’ needs and invest in our business; targeting 7-8% Bank tier 1 leverage ratio 10. Outstanding performance and real estate charges drove expenses above guidance 11. Announced in early January planned acquisition of Boston Private Financial Holdings, Inc. to accelerate growth in private banking and wealth management

0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 2016 2017 2018 2019 2020 ERGONOMIC ASSESSMENTS VIDEO CONFERENCING MESSAGING & COLLABORATION OFFICE EQUIPMENT DOCUMENT MANAGEMENT & STORAGE STIPENDS & REIMBURSEMENTS MENTAL HEALTH RESOURCES FAMILY CARE VIRTUAL COACHING Continued strong execution Q4 2020 Financial Highlights 7 ~1,500 new clients in Q4’20 Other Private Bank PE/VC VC-Backed Pre- VC-Backed SVB CLIENT COUNT Client acquisition and engagement remains robust, supported by investments in people and technology Supporting employee productivity and well-being Over 550 client events in 2020, supported by virtual engagement

Strong IPO activity Rebounding PE investment in 2H’20 Technology markets outperforming Record VC investment Ample dry powder… 588 679 707 728 2017 2018 2019 3/31/20 YTD 637 745 764 708 2017 2018 2019 2020 87 143 138 156 2017 2018 2019 2020 Resilient and highly liquid markets Q4 2020 Financial Highlights 8 U.S. VC INVESTMENT $ Billions 59 85 80 103 2017 2018 2019 2020 U.S. VC-BACKED IPOS Count 95 118 123 153 2017 2018 2019 3/31/20 YTD U.S. VC DRY POWDER $ Billions U.S. PE INVESTMENT $ Billions U.S. PE DRY POWDER $ Billions Note: VC and PE data sourced from PitchBook. 1. Nasdaq Composite Index used as a proxy for technology markets. 2. Most recent data available. Nasdaq1 2.6x S&P 500 1.7x AS OF 12/31/20 INDEXED PRICE % vs. 1/1/17 …to support future investment 2 2

Stable credit

Only 1.8% of loans remain on deferral

Vast majority of clients resume payments

Remaining Venture Debt deferrals were not driven by additional extensions (at time of deferral, loans had remaining interest-only periods which were extended via the program; principal payments commencing in 2021)

DEFERRAL PROGRAM PARTICIPATION[1]



$2.9B
$2.0B
$0.8B

	6/30/2020	9/30/2020	12/31/2020
Private Bank	$204M	$14M	$13M
Wine	$595M	$73M	$2M
Venture Debt	$2.1B	$1.9B	$769M
Total (as % of period-end loans)	**7.9%**	**5.3%**	**1.8%**

Cautiously optimistic

Economic recovery remains uncertain

Figures as of 12/31/20

EXPECT CONTINUED STRONG CREDIT PERFORMANCE

22% of total assets

Global Fund Banking[2]

- Largest driver of loan growth for the past 7 years
- ZERO capital call net losses since inception (1990s)

4% of total assets

Private Bank

- Primarily mortgages located in CA (64%) with 65% median LTV
- Only $19M of net losses since inception (1990s)
- Contributed to Q4'20 reserve release

STABLE PERFORMANCE TO DATE

10% of total assets

Technology and Life Science/Healthcare

Credit focus: Investor Dependent (primarily Early-Stage), Cash Flow Dependent and other COVID-19-impacted clients

Positive considerations: Record VC investment and fundraising in 2020 bode well for continued investor support; SBA PPP 2.0 and additional fiscal stimulus may help extend runway

1% of total assets

Wine

Credit focus: Near-term reduced direct to consumer and restaurant sales; medium-term potential smoke taint

Positive considerations: 76% of portfolio secured by high-quality real estate with median LTV of 49%; limited physical damage from recent California wildfires

1. Represents outstanding deferred loans including repayments received as of each date. Offered programmatic deferrals (3 to 6 months of payment relief) for Venture-backed, Private Bank and Wine portfolios earlier in 2020. 3-month Private Bank and Wine deferral programs ended in Q3'20 and 6-month Wine and vast majority of 6-month Venture Debt deferral programs ended in Q4'20.
2. Global Fund Banking ("GFB") portfolio primarily consists of PE/VC capital call lines of credit.

svb

Q4 2020 Financial Highlights 9

7.00% 8.50% 10.50% 4.00% 10.70% 10.70% 11.49% 6.43% 0% 2% 4% 6% 8% 10% 12% 14% Common Equity Tier 1 Tier 1 Capital Total Capital Tier 1 Leverage SVB's Q4'20 Capital Ratio Regulatory Minimum Targeting 7-8% Bank tier 1 leverage ratio Strong capital and liquidity Q4 2020 Financial Highlights 10 Strong capital to support growth and investments Ample liquidity to meet clients’ needs Cash and fixed income securities $65 Non-marketable securities $2 Other $4 Net loans $45 $52.8B Borrowing capacity through Federal Reserve, FHLB and repo + unpledged securities $1.3B Unrealized fixed income gains provide potential source of earnings support2 $0.7B HoldCo liquidity, a portion of which can be downstreamed to Bank to support growth $65.2B in cash and high-quality fixed income securities 12/31/20 ASSETS Billions Liquidity Robust balance sheet growth, partially offset by strong earnings Downstreamed $700M HoldCo liquidity to Bank to support growth SILICON VALLEY BANK CAPITAL RATIOS1 1. Ratios as of December 31, 2020 are preliminary. 2. Consists of $668M unrealized pretax gains in the available-for-sale portfolio and $624M unrealized pretax gains in the held-to-maturity portfolio as of December 31, 2020. Amounts actually realized are subject to various factors and may differ from unrealized amounts. Q4’20 Bank capital ratio drivers As of 12/31/20

AVERAGE TOTAL LOANS $ Billions AVERAGE TOTAL CLIENT FUNDS $ Billions CORE FEES AND SVB LEERINK REVENUE2 $ Millions SVB CLIENT COUNT Thousands Investments are accelerating client acquisition and growth We continue to invest in our strategic priorities to drive future growth and scalability • End-to-end digital banking • APIs and payment enablement • Strategic partnerships to accelerate product delivery • Technology platform upgrades Enhance client experience • Global expansion • SVB Leerink • Boston Private acquisition (expected closing mid-20211) • SVB Capital debt fund (WestRiver acquisition) • Client acquisition • New products (cards, liquidity and lending) • Product penetration • Strategic investments • Fintech strategy Drive revenue growth • Mobile and collaboration tools • nCino credit onboarding platform • Client and industry insights • Global Delivery Centers • Agile ways of working • Diversity, Equity & Inclusion initiatives Improve employee enablement • Data foundation • Large Financial Institution regulatory requirements (>$100B in average total consolidated assets) • U.K. subsidiarization • Cybersecurity Enhance risk management Q4 2020 Financial Highlights 11 642 603 252 481 316 379 516 894 1,084 2016 2017 2018 2019 2020 18 21 26 30 37 2016 2017 2018 2019 2020 82 94 123 147 192 2016 2017 2018 2019 2020 0 5 10 15 20 25 30 35 40 2016 2017 2018 2019 2020 SVB Leerink Revenue (Investment Banking Revenue and Commissions) Core Fee Income Long-term scalable growth 1. Subject to regulatory approvals and customary closing conditions. 2. Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” in our Q4 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation.

Acquisition of Boston Private: Financially attractive transaction with large growth opportunity svb Financial Group


Silicon Valley Bank
Global commercial banking
SVB Private Bank
Private banking and wealth management
svb Silicon Valley Bank
Clients
svb Private Bank
SVBLEERINK
svb Capital
SVB Leerink
Investment banking for healthcare and life science companies
SVB Capital
Private venture investing expertise, oversight and management

Accelerates growth of private banking and wealth management business

- **Adds immediate scale** to private banking and wealth management business ($18.6B combined AUM[1])
- **Expands capabilities and capacity** to help deepen client relationships and capture **~$400B opportunity** among current clients[2]
- Harnesses complementary offerings to deliver **unique insights and solutions**
- **Advances digital client experience**
- **Immediately accretive** to TBV per share at close
- **Low single digit** earnings per share accretion
- **Diversifies revenues** and **enhances profitability** to **support long-term growth**

Reinforces our vision to be the most sought-after financial partner helping innovators, enterprises, and investors ***move bold ideas forward, fast***

Note: On January 4, 2021, SVB Financial Group announced its planned acquisition of Boston Private Financial Holdings, Inc. The acquisition is expected to close in mid-2021 subject to the satisfaction of customary closing conditions, including receipt of regulatory approvals and approvals by the shareholders of Boston Private. See SEC filings for more information.

1. Combined assets under management ("AUM") based on SVB Private Bank's AUM and Boston Private's AUM as of December 31, 2020.
2. Estimated potential "total client position" ("TCP") through SVB's current commercial clients based on SVB management analysis (2020). TCP includes potential wealth management assets, lending and deposits.

svb
Q4 2020 Financial Highlights 12

Combined platform well-positioned to capture compelling market opportunity

- SVB's leadership position in the innovation economy and large balance sheet
- Boston Private's broad product set and advanced technology
- Complementary talent and offerings

	svb Private Bank	BOSTON PRIVATE	Combined
Advisory solutions			
HNW/UHNW advisory[1]	✓	✓	✓
Tax planning		✓	✓
Philanthropy		✓	✓
Trust services		✓	✓
Estate planning	*Partial*	✓	✓
Investment solutions			
Impact investing		✓	✓
Investments focused on the innovation economy[2]	✓		✓
Broker-dealer	✓		✓
Banking solutions			
Mortgages	✓	✓	✓
Securities-based lending	✓	✓	✓
Private stock lending	✓		✓
Specialty commercial lending		✓	✓
Full private banking payment solutions	✓	✓	✓

Combined → Premier private banking and wealth platform

Trusted advisor	with deep wealth management and innovation economy expertise
Comprehensive planning	to prepare for liquidity and life events
Exclusive access	to events, insights and investment opportunities in the innovation economy[2]
Sophisticated solutions	to address equity compensation, concentrated stock positions and non-liquid assets
Next generation digital platform	"Always on" digitally enabled interactions and improved efficiencies
Large balance sheet	to support clients' borrowing needs

1. High net worth ("HNW") and ultra high net worth ("UHNW").
2. E.g., fund of funds, venture capital and direct investments in private innovation companies.

svb
Q4 2020 Financial Highlights 13

Resilient business model positioned for long-term growth Q4 2020 Financial Highlights 14 * Based on cash, fixed income investment portfolio and Global Fund Banking and Private Bank loan portfolios as of December 31, 2020. • 83% of assets in high-quality investments and low credit loss experience lending* High-quality balance sheet • Deep bench of recession-tested leaders supported by strong global team • Active partnership with our clients to promote better outcomes Proven leadership • Ability to support growth, help our clients and manage shifting economic conditions while continuing to invest in our business Strong capital and liquidity • Robust liquidity solutions to support clients’ needs and optimize pricing and mix • Ample PE/VC dry powder and low rates will continue to drive demand for alternative assets Unique liquidity franchise • In people, processes and systems to improve our scalability • In new markets to expand our reach • In digital enhancements to improve the client experience • In products and services to diversify our business Leveraging improvements • Innovation is driving economic growth • COVID-19 has accelerated digital adoption and activity in healthcare Resilient, high-growth markets • Strong profitability and industry-leading growth • Diversified business model to drive earnings in a low rate environment Robust earnings power

Performance detail and outlook Q4 2020 Financial Highlights 15

2021 Outlook

Outlook considerations

- The innovation economy continues to thrive as COVID-19 has highlighted the importance of technology and healthcare
- Robust liquidity in our markets, supported by strong PE/VC fundraising and dry powder, providing fuel for long-term growth
- COVID-19 vaccines position the broader economy for an eventual recovery, but vaccine delays, accelerated spread, mutations and continued shutdowns present near-term uncertainties
- Expect strong average balance sheet growth, stable charge-offs and continued investment in 2021
- Outlook excludes impact of changes in Fed Funds or LIBOR rates, SBA PPP 2.0, Boston Private acquisition (pending[1]) and potential corporate tax rate or other changes under the new U.S. government administration

Business Driver	FY'20 Results	FY'21 Outlook vs. FY'20
Average loans	$37.3B	Mid 20s % growth
Average deposits	$75.0B	Mid 40s % growth
Net interest income[2]	$2,156M	Low 20s % growth
Net interest margin	2.67%	2.20%-2.30%
Net loan charge-offs	0.20%	0.20%-0.40%
Core fee income[3, 4]	$603M	Consistent with 2020
SVB Leerink revenue[3, 5]	$481M	$320M-$360M
Noninterest expense[3, 6]	$2,035M	Low single digit % growth
Effective tax rate	27.0%	26%-28%

Note: Actual results may differ. For additional information about our financial outlook, please refer to our Q4 2020 Earnings Release and Q4 2020 CEO Letter.

1. Expected to close mid-2021, subject to regulatory approvals and customary closing conditions.
2. Excludes fully taxable equivalent adjustments.
3. Non-GAAP financial measure. See "Use of non-GAAP Financial Measures" in our Q4 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation.
4. Excludes SVB Leerink.
5. Represents investment banking revenue and commissions.
6. Excludes expenses related to NCI. Includes SVB Leerink expenses.

svb

Q4 2020 Financial Highlights 16

Key variables to our forecast Q4 2020 Financial Highlights 17 Our guidance requires clarity around certain variables, including but not limited to: • Primary driver of capital call line demand which has been the largest source of loan growth over the past 7 years PE fundraising and investment • Promotes new company formation which helps support client acquisition • Source of client liquidity which helps drive total client funds growth VC fundraising and investment • Ability for companies to exit via IPO or M&A affects VC/PE fundraising and investment • Deal proceeds support client liquidity • Impacts investment banking revenue and value of warrants and investment securities IPO and M&A activity • Affects margins and client acquisition Competitive landscape • Affects health of clients which determines credit quality • Level of business activity drives client liquidity and demand for our products and services Economic environment • Performance and volatility of public, private and fixed income markets impact IPO and M&A activity and market-driven revenues (FX, investment banking revenue and commissions and warrant and investment gains) Capital markets • Directly impacts NIM via lending and reinvestment yields vs. funding costs • Client investment fees move with short-term rates Shape of yield curve • New administration will influence economic policy and stimulus, business and market sentiment, global trade relationships, bank regulations and corporate taxes Political environment

Outstanding total client funds growth on strong fundraising and exit activity Expect FY’21 average deposit % growth in the mid 40s Q4 2020 Financial Highlights 18 96.6 103.6 109.3 123.6 133.1 39.6 41.3 46.1 51.5 61.6 20.5 20.5 21.8 26.1 30.8 156.8 165.4 177.2 201.2 225.5 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Off-Balance Sheet Client Funds Noninterest-Bearing Deposits Interest-Bearing Deposits 0.31% 0.24% 0.03% 0.04% 0.04% 65.9% 66.9% 67.9% 66.4% 66.7% 50% 52% 54% 56% 58% 60% 62% 64% 66% 68% 70% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Percent of Noninterest-Bearing Deposits Total Cost of Deposits AVERAGE DEPOSIT MIX AND PRICING AVERAGE CLIENT FUNDS $ Billions Normalizing client spending As business activity recovers PE/VC distributions Expected in 1H’21 FY’21 outlook key drivers • Total cost of deposits and share of interest-bearing deposits expected to remain steady • Strong average client funds growth, both on and off-balance sheet • Deposit growth may be impacted by: Strong PE/VC investment Increases technology and life science/healthcare clients’ liquidity +44% yoy Potential slowdown in public markets activity Normalizing activity in 2021 as deals were possibly pulled forward in 2H’20 + – – – New client growth Continued strong client acquisition+ • Strong technology and life science public and private fundraising and exit activity left clients awash with liquidity • Average client funds surged $24.3B (period-end +$31.5B) with growth across all portfolios • GFB average deposits +$4.2B (period-end +$2.1B) as funds prepared for seasonal distributions • Average cost of deposits held steady at 4 bps and share of noninterest- bearing deposits increased slightly to 66.7% Q4’20 activity

26.7 27.1 25.8 32.6 41.4 2.58% 2.53% 2.49% 2.14% 1.98% 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 45.0 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 6.6 7.3 11.9 13.8 15.9 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Robust growth in interest-earning assets as deposit inflows drive significant securities purchases and elevated cash balances Q4 2020 Financial Highlights AVERAGE CASH AND EQUIVALENTS $ Billions Tax-effected Yield Borrowing capacity $4B repo, $1.9B Fed Lines, $6.7B FHLB & FRB and $40.3B of unpledged securities as of 12/31/20 $52.8B Unrealized fixed income gains3 Provide potential source of earnings support $1.3B $7-9B Target average cash balance2 Through end of 2021 Low new purchase yields Expect new purchase yields ~1.20-1.30% – still accretive to NII Roll-offs mitigated by previous efforts to extend duration – expect ~$2.5B-$3.0B paydowns per quarter through 2021 $0.7B HoldCo liquidity As of 12/31/20, a portion of which can be downstreamed to Bank to support growth AVERAGE FIXED INCOME INVESTMENT SECURITIES $ Billions • Purchased $11.4B securities (1.24% weighted average yield, 4.5y duration) vs. roll-offs of $2.8B at 2.27% • Purchases included agency-issued MBS/CMOs/CMBS and high-quality munis with attractive risk-adjusted returns • Despite significant purchase activity, exceeded average cash target of $7-9B due to surge in deposits • $23M net premium amortization expense included $12.7M one-time benefit (+12 bps impact to portfolio yield) due to change in prepay assumptions1 • Continue to invest excess on-balance sheet liquidity in high-quality securities – focused on supporting yields and preserving liquidity and flexibility • Continue to buy agency-issued MBS/CMOs/CMBS and munis • Expect average FY’21 fixed income portfolio yield to be between 1.60-1.70% • Maintain strong levels of liquidity while macroeconomic environment remains uncertain: Q4’20 activity FY’21 key drivers 19 1. $12.7M acceleration of discount accretion due to an increase in expected prepayments for fixed-rate commercial mortgage- backed securities in our held-to-maturity portfolio. 2. Actual balances depend on timing of fund flows. 3. Consists of $668M unrealized pretax gains in the available-for-sale portfolio and $624M unrealized pretax gains in the held-to- portfolio as of December 31, 2020. Amounts actually realized are subject to various factors and may differ from unrealized amounts. – 3.9y 3.2y 3.4y 4.1y 3.7yPortfolio Duration + High-quality alternative investments In addition to munis, select purchases of strong credit-quality corporate bonds and nonagency securitized products

Flexible liquidity management strategy supports strong, profitable growth

Robust liquidity solutions to meet clients' needs

40+
LIQUIDITY MANAGEMENT PRODUCTS

$92B
Q4'20 AVERAGE ON-BALANCE SHEET DEPOSITS

$133B
Q4'20 AVERAGE OFF-BALANCE SHEET CLIENT FUNDS

Continued product development
TO BETTER SERVE CLIENTS

Continue to support client funds growth, both on and off-balance sheet, while optimizing pricing and mix

On vs. off-balance sheet considerations	Target range	Flexibility
Spread income	**75–100 bps** minimum target spread between new purchase yields and deposit costs	**~1.20-1.30%** expected new purchase yields **4 bps** cost of deposits enables healthy margins Focused on **supporting yields** and **preserving liquidity and flexibility** given uncertain macroeconomic environment
Liquidity	**$7–9B** average cash target[1]	**~$2.5B-$3.0B** expected portfolio cash flows per quarter through 2021 **$52.8B** borrowing capacity as of 12/31/20 **$1.3B** unrealized fixed income gains provide potential source of earnings support[2]
Bank tier 1 leverage ratio	**7–8%** internal target	**$0.7B** HoldCo liquidity as of 12/31/20, a portion of which can be downstreamed to Bank

1. Actual balances depend on timing of fund flows.
2. Consists of $668M unrealized pretax gains in the available-for-sale portfolio and $624M unrealized pretax gains in the held-to-portfolio as of December 31, 2020. Amounts actually realized are subject to various factors and may differ from unrealized amounts.

svb
Q4 2020 Financial Highlights 20

16.8 18.0 17.7 18.2 22.1 3.7 3.9 4.0 4.3 4.6 9.7 9.9 11.5 11.3 11.1 32.0 33.7 36.5 37.3 41.5 57.6% 59.7% 56.8% 55.9% 58.6% - 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 45.0 50.0 Q4'19 Q1'20 Q2'20 Q3'20 Q4'201 11 3.93% 3.86%(0.05%) (0.10%) 0.01% 0.07% Q3'20 Loan Yield LIBOR Loan Fees (excluding SBA PPP) SBA PPP Loan Mix Q4'20 Loan Yield AVERAGE LOANS $ Billions Robust loan growth as private equity investment accelerates Expect FY’21 average loan % growth in the mid 20s Q4 2020 Financial Highlights 21 Global Fund Banking Private Bank Other Wine Tech and Life Science/HC Portfolio Utilization AVERAGE LOAN YIELD • Loan yields expected to be impacted by: • Q4 average loans +11% qoq (period-end loans +18%)1 as PE clients resumed deal activity, driving record high capital call line borrowing • Low rates continued to fuel strong Private Bank mortgage growth • Period-end tech and life science/HC loans +$455M qoq; paydowns from strong liquidity impacted average balances • $16M interest rate swap gains2 and $22B average active loan floors in Q4 continued to benefit loan yields • Loan growth may be impacted by: 1. Q4’20 loan growth excluding SBA PPP was 12% (average) and 19% (period-end). SBA PPP loans contributed ~$1.7B to Q4’20 average loans, ~$1.8B to Q3’20 average loans and ~$1.4B to Q2’20 average loans. 2. Unwound $5B swaps in Q1’20 resulting in $227M pretax fair value gains in OCI to be reclassified to loan interest income over ~5 years based on the timing of cash flows from hedged variable-rate loans. 3. SBA PPP contributed $14.3M to net interest income, including $9.9M of loan fees. 4. Estimate only, subject to SBA PPP terms; amounts actually forgiven and timing of forgiveness may differ. Excludes impact of PPP 2.0. Strong Private Bank mortgage origination Due to low mortgage rates+ SBA PPP forgiveness ~$1.6B SBA PPP loans outstanding as of 12/31/20 – estimate ~$1.1B forgiveness in Q1’214 – Rate protections $22B active loan floors as of 12/31/20 and $179M remaining locked-in swap gains2 + SBA PPP forgiveness ~$1.6B SBA PPP loans outstanding as of 12/31/20 – estimate ~$1.1B forgiveness in Q1’214 + Strong PE/VC investment Expected to drive robust capital call line growth for FY’21; maturities in 1H’21 + Shifting loan mix Towards lower yielding Global Fund Banking capital call lines – Robust tech and life science/HC lending pipelines Expected to offset paydowns from ample liquidity+ Spread compression Increasing competition as economy recovers–3 Q4’20 activity FY’21 outlook key drivers

Strong balance sheet growth drives NII above guided range despite low rate environment

Expect FY'21 NII % growth in the low 20s[1] and FY'21 NIM between 2.20-2.30%

Q4'20 activity

NET INTEREST INCOME[1]
$ Millions



531.7
61.7
4.6
(1.5)
596.5
Q3'20 NII
Balance Sheet Growth
SBA PPP 2
Lower Fixed Income Yields 3
Q4'20 NII

NET INTEREST MARGIN

Surge in deposits drove significant securities purchases and high cash balances, pressuring NIM



2.53%
(0.14%)
(0.01%)
0.02%
2.40%
Q3'20 NIM
Balance Sheet Growth
Lower Fixed Income Yields 3
SBA PPP 2
Q4'20 NIM

FY'21 outlook key drivers

- NII and NIM expected to be impacted by:

+/- **Balance sheet growth**
(positive for NII, negative for NIM)
Driven by strong client liquidity

\+ **Rate protections**
$22B active loan floors as of 12/31/20
Swaps expected to offer~5 bps of NIM protection in 2021[4]

\+ **SBA PPP program**
Q1'21 NII includes ~$16-18M of estimated SBA PPP loan interest and fees, net of deferred loan origination costs (+4 bps impact to NIM)[5]

\+ **Reduction in average cash balances**
To $7-9B target by end of 2021 (actual balances depend on timing of fund flows)

− **Low new purchase yields**
While previous efforts to extend duration mitigate roll-offs, still expect $2.5B-$3.0B paydowns per quarter through 2021

− **Shifting loan mix**
Towards lower yielding Global Fund Banking capital call lines

− **Spread compression**
Increasing competition as economy recovers

1. NII is presented on a fully taxable equivalent basis, while NII guidance excludes fully taxable equivalent adjustments.
2. SBA PPP contributed $14.3M to net interest income, including $9.9M of loan fees
3. Includes $12.7M acceleration of discount accretion due to an increase in expected prepayments for fixed-rate commercial mortgage-backed securities in our held-to-maturity portfolio, benefiting fixed income portfolio yields by 12 bps and NIM by 5 bps.
4. Unwound $5B swaps in Q1'20 resulting in $227M pretax fair value gains in OCI to be reclassified to loan interest income over ~5 years based on the timing of cash flows from hedged variable-rate loans. $179M locked-in gains remain as of December 31, 2020.
5. Based on SBA PPP forgiveness expectations. Estimate only, subject to SBA PPP terms; amounts actually forgiven and timing of forgiveness may differ. Excludes impact of PPP 2.0.

svb
Q4 2020 Financial Highlights 22

$377 $371 $384 $420 $528 $620 $699 $858 $1,008 $1,152 $1,423 $1,903 $2,109 $2,156 7.19% 5.72% 3.73% 3.08% 3.08% 3.19% 3.29% 2.81% 2.57% 2.72% 3.05% 3.57% 3.51% 2.67% 5.02% 1.92% 0.16% 0.18% 0.10% 0.14% 0.11% 0.09% 0.13% 0.39% 1.00% 1.83% 2.16% 0.33% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 NII (In Millions) NIM Average Fed Funds Rate $118M SVB Leerink pre-tax income 2020 Robust earnings power in a low rate environment Q4 2020 Financial Highlights 23 1. Non-GAAP financial measure. See “Use of non-GAAP financial measures” in our Q4 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation. 2. Unwound $5B swaps in Q1’20 resulting in $227M pretax fair value gains in OCI to be reclassified to loan interest income over ~5 years based on the timing of cash flows from hedged variable-rate loans. 3. Mark-to-market value of $22B active loan floors (3.57% weighted average floor rate, 1.8-year weighted average duration). 4. Management’s sensitivity analysis is based on the expected 12-month impact of a +100 bp rate shock on net interest income. This is an estimate and is subject to assumptions; actual results may differ. Additional information will be included in our 2020 Form 10-K report. 1. Strong balance sheet growth has historically offset low rates to fuel NII 3. Potential upside to securities purchase yields in 2021 if intermediate (3-5y) rates rise; +15% asset sensitivity4 to a +100 bp parallel shift in rates 2. Business diversification and protective measures to support earnings $603M Core fee income1 2020 $572M Warrant and investment gains net of NCI1 2020 $179M Remaining swap gains2 12/31/20 $223M Loan floors MTM value3 12/31/20 Continued investments to drive revenue growth

Improved economic scenarios and continued strong Private Bank performance drive reserve release; Expect 2021 NCOs to be between 20-40 bps

Q4'20 activity

- Released $78M of performing reserves based on improved model economic scenarios and continued strong performance from Private Bank portfolio
- Vast majority of deferrals expired with clients resuming payments (only 1.8% of total loans remaining in deferral)
- Stable credit metrics as innovation markets remained resilient
  - Low gross charge-offs ($22.5M) consisting primarily of Investor Dependent loans and strong recoveries ($12.8M)
  - NPLs decreased modestly to $104M vs. $106M in Q3'20
  - Criticized loans declined $185M qoq to $1.2B (3% of Q4 EOP loans)

PROVISION FOR CREDIT LOSSES

$ Millions



17
16
(7)
4
7
(3)
243
191
41
6
11
(6)
66
26
15
24
(5)
6
2
10
23
(5)
(82)
(52)
19
23
(4)
(78)
(38)
2
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20
Market conditions
Unfunded
Net credit losses
Non-performing loans
Loan composition

	Q4'19	Q1'20	Q2'20	Q3'20	Q4'20
Net charge-offs[1]	0.18%	0.35%	0.12%	0.26%	0.09%
Non-performing loans[2]	0.31%	0.15%	0.26%	0.28%	0.23%

FY'21 outlook key drivers

- Changes in economic outlook could drive volatility in provision:

Current COVID-19 economic scenarios
Moody's December forecasts

40% baseline	30% downside	30% upside

- Credit performance drivers:

(−) Potential for higher Tech & Life Science/Healthcare NPLs and losses

Near-term challenges remain with delayed vaccine distributions, continued COVID-19 spread and extended shutdowns

If higher NPLs and losses occur, expect these to be primarily driven by Early-Stage and some Mid and Later-Stage and Cash Flow dependent loans in 2H'21

(+) Continued investor support and additional stimulus

Record VC investment and fundraising in 2020 bode well for continued investor support in 2021

SBA PPP 2.0 and additional fiscal stimulus may help extend client runway

(+) Improved risk profile of loan portfolio

Early-Stage – most vulnerable segment of Investor Dependent portfolio that historically has produced the most losses – now only 3% of loans

68% of loans in low credit loss experience segments (GFB and Private Bank)

(+) Limited exposure to industries most severely impacted by efforts to combat COVID-19

No direct exposure to oil and gas

Limited indirect exposure to retail, travel and hospitality

Wine clients adapting well to COVID-19 environment

svb

1. Net loan charge-offs as a percentage of average total loans (annualized).
2. Non-performing loans as a percentage of period-end total loans.

Q4 2020 Financial Highlights 24

Global Fund Banking ("GFB") 57% Early-Stage ID 3% Mid-Stage ID 3% Later-Stage ID 4% Sponsor Led Buyout CFD 4% Other CFD 7% Balance Sheet Dependent 5% Other 4% Premium Wine 2% Private Bank 11% GFB 10% Early-Stage ID 19% Mid-Stage ID 11% Later-Stage ID 18% Sponsor Led Buyout CFD 11% Other CFD 9% Balance Sheet Dependent 8% Premium Wine 2% Private Bank 12% 68% of loan portfolio in low credit loss experience Global Fund Banking and Private Bank segments TOTAL LOANS $45.2B at 12/31/20 ALLOWANCE FOR CREDIT LOSSES FOR LOANS $448M at 12/31/20 ID = Investor Dependent CFD = Cash Flow Dependent Low Credit Loss Experience Segments Technology & Life Science /Healthcare Q4 2020 Financial Highlights 25* Other includes SBA PPP (3% of total loans). *

Strong levels of reserves to withstand changing market conditions

Reserve release driven by improved economic scenarios and continued strong Private Bank performance

Moody's December forecasts (40% baseline, 30% downside, 30% upside)

Economic scenarios improved (Baseline: Peak unemployment of ~7% in Q2'21 and 1 year GDP growth of 4.1%)

Loss modeling does not include impact of fiscal stimulus or relief programs

ALLOWANCE FOR CREDIT LOSSES FOR LOANS AND UNFUNDED CREDIT COMMITMENTS

$ Millions



614
513
101
23
13
10
Changes in loan composition/growth
Changing credit quality
Charge-offs/recoveries
(68)
(78)
10
Improved Moody's economic scenarios
Additional qualitative adjustment for Private Bank reserves given strong performance
569
448
121

In thousands

		ACL 9/30/20 (%)	ACL 9/30/20	Portfolio Changes	Model Assumptions	ACL 12/31/20	ACL 12/31/20 (%)
Tech & LS / HC	Early-Stage Investor Dependent	6.97%	102,559	(538)	(15,347)	86,674	5.83%
Tech & LS / HC	Mid-Stage Investor Dependent	3.84%	62,418	(10,744)	(3,510)	48,164	3.08%
Tech & LS / HC	Later-Stage Investor Dependent	4.85%	97,711	(9,714)	(9,478)	78,519	4.09%
Tech & LS / HC	Balance Sheet Dependent	1.71%	29,069	7,722	(1,140)	35,651	1.63%
Tech & LS / HC	Cash Flow Dep: Sponsor Led Buyout	2.51%	51,661	6,535	(9,098)	49,098	2.47%
Tech & LS / HC	Cash Flow Dep: Other	1.55%	40,321	3,772	(4,593)	39,500	1.34%
	Private Bank	1.73%	76,479	5,417	(28,267)	53,629	1.09%
	Global Fund Banking	0.20%	38,989	10,700	(4,105)	45,584	0.18%
	Premium Wine	0.96%	10,405	(718)	(940)	8,747	0.83%
	Other	0.18%	3,346	248	(1,395)	2,199	0.14%
	ACL for loans	1.34%	$512,958	$12,680	$(77,873)	$447,765	0.99%
	ACL for unfunded credit commitments	0.33%	$101,515	$9,831	$9,450	$120,796	0.38%
	ACL for loans and unfunded credit commitments	**0.90%***	**$614,473**	**$22,511**	**$(68,423)**	**$568,561**	**0.74%***

◀ vs. ~6% average Early-Stage NCOs over 2008-2010

◀ ~67% of internal 9-quarter stress losses

* Weighted average ACL ratio for loans outstanding and unfunded credit commitments.

svb ›

Q4 2020 Financial Highlights 26

Increased business activity drives core fees higher despite low rate impact on client investment fees; Expect 2021 core fees to be consistent with 2020 Q4 2020 Financial Highlights CORE FEE INCOME* $ Millions Lending Related Fees Deposit Service Charges Client Investment Fees Credit Card Fees LOC Fees FX Fees 11.4 11.5 11.4 12.2 11.5 13.1 13.1 11.1 13.5 19.7 23.7 24.6 20.5 22.0 23.2 45.2 43.5 31.9 31.9 25.0 32.3 28.3 21.3 22.8 25.4 42.4 47.5 36.3 43.9 51.1 168.1 168.5 132.5 146.3 155.9 20% 20% 15% 14% 13% -10% -5% 0% 5% 10% 15% 20% Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Core Fee Income as % of Total Revenue Q4’20 activity • Record FX fees (+16% qoq) driven primarily by hedging and PE deal activity • Lending fees +45% on fees earned from unused lines of credit (due to strong client liquidity) • New clients, deepening penetration and higher utilization drove Card fees +12% • Deposit fees +5% on strong deposit growth and transaction volumes • Client investment fees -22% despite surge in balances as fee margin, which adjusts with short-term rates, decreased by 3 bps to 7 bps • Standby letter of credit fees -6% from slowdown in commercial real estate • Core fees to be impacted by: 27 * Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” in our Q4 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation. FY’21 outlook key drivers RECENT ENHANCEMENTS Cards Automated underwriting Rewards and rebates Expense management and controls Full online experience FX Simplified user experience Trading and platform automation 80% target straight through processing Liquidity Custom solutions 40+ liquidity management products Lower client investment fees Despite strong growth in balances as fee margin bottoms at mid- high single digits in Q1’21 due to near-zero rates – Deepening client engagement From investments in new products and client experience + Recovering business activity Gradual improvement, though watching pace of vaccine distributions, COVID-19 spread and shutdowns + New client growth Continued strong client acquisition + FX seasonality Typically slower in first half of the year –

Continued strong SVB Leerink performance

Expect 2021 SVB Leerink revenue to be between $320M-$360M

SVB Leerink expands our solutions for life science/healthcare clients



Equity Capital Markets
M&A Expertise
Sales & Trading
Alternative Equities
Convertibles
Research
SVBLEERINK



BIOPHARMA & DIAGNOSTICS
MEDICAL DEVICES
HEALTHTECH & HEALTHCARE IT
HEALTHCARE SERVICES

Q4'20 activity

- SVB Leerink continued to capitalize on strong markets (24 book-run transactions in Q4, representing over $5.9B in aggregate deal value)



SVB LEERINK REVENUE*
$ Millions
Commissions
Investment Banking
SVB Leerink expenses*
73.7
15.5
58.2
62.9
16.0
46.9
158.4
16.9
141.5
108.4
16.2
92.2
150.9
17.4
133.4
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20
$75.0M
$62.0M
$108.7M
$77.6M
$130.7M

FY'21 outlook key drivers

- Shifting conditions may create volatility for market-sensitive revenues:

Investment banking revenue (–)
Normalizing activity in 2021

Commissions revenue (+)
Sales and trading may benefit from market volatility

Strengthening collaboration (+)
Between Silicon Valley Bank and SVB Leerink

* Non-GAAP financial measure. See "Use of non-GAAP Financial Measures" in our Q4 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation.

Q4 2020 Financial Highlights 28

Outsized warrant and investment gains from strong exits and valuations
Gains will fluctuate with changes in valuation and market conditions

Q4'20 activity

- Robust client IPO, SPAC and M&A activity and improved valuations drove strong warrant and investment gains
- Q4 investment gains included $21.7M net losses from decline in BIGC stock price[1]



WARRANT AND INVESTMENT GAINS NET OF NCI[2]
$ Millions
Warrant gains
Investment Securities gains
47.2
30.9
16.3
61.0
13.4
47.6
47.0
26.5
20.5
215.8
53.8
162.0
247.9
143.8
104.1
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20

FY'21 key drivers

- Shifting conditions may create volatility for market-sensitive revenues:

Valuations of warrants and non-marketable and other equity securities
Will fluctuate with market conditions, but offer meaningful long-term earnings support



$ Millions
Warrants
Non-marketable and other equity securities[3]
165.5
606.5
152.7
555.5
171.1
590.4
202.2
818.1
203.4
972.6
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20

Carried interest from 14M Root, Inc. shares held by SVB Capital funds
Estimate $24.8M pretax gains from carried interest, subject to funds' performance[1]

Expiring BIGC lock-up agreements
On 2/11/21; realization of gains dependent on sale of BIGC position (2.4M shares)[1]

Unrealized fixed income gains
Potential source of earnings support[4]

1. Unrealized gains related to BIGCommerce, Inc. ("BIGC") or Root, Inc. common stock are subject to these companies' stock prices, market conditions and other factors and will not be realized until shares are sold. Timing of sales, if any, is subject to market conditions and other factors.
2. Non-GAAP financial measure. See "Use of non-GAAP Financial Measures" in our Q4 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation.
3. Net of investments in qualified affordable housing projects and noncontrolling interests.
4. Consists of $668M unrealized pretax gains in the available-for-sale portfolio and $624M unrealized pretax gains in the held-to-maturity portfolio as of December 31, 2020. Amounts actually realized are subject to various factors and may differ from unrealized amounts.

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Q4 2020 Financial Highlights 29

Net warrant gains more than offset Early-Stage charge-offs over time and offer meaningful earnings support Q4 2020 Financial Highlights 30 WARRANT GAINS NET OF EARLY-STAGE LOSSES $ Millions -3 8 3 3 22 23 11 0 7 37 19 46 71 71 38 55 89 138 237 -13 -1 0 -2 -7 -10 -16 -58 -23 -1 -21 -26 -30 -12 -45 -35 -28 -23 -27 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Net Gains on Equity Warrant Assets Cumulative net gains (2002-2020 Warrant gains less Early-Stage NCOs) Early-Stage NCOs $499M

275 256 320 327 416 72 39 64 67 77 24 27 28 31 42 17 14 3 2 4 20 18 19 19 45 53 46 46 45 81 461 400 480 491 665 53.8% 47.7% 55.7% 56.9% 62.7% -40 60 160 260 360 460 560 660 760 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 NONINTEREST EXPENSES $ Millions Outstanding performance and real estate charges drive Q4’20 expenses higher than guidance Expect FY’21 expense % growth in the low single digits Q4 2020 Financial Highlights Core Operating Efficiency Ratio* Other Occupancy BD&T Premises and Equipment Professional Services Compensation and benefits Q4’20 activity FY’21 outlook key drivers • Outstanding firmwide and SVB Leerink performance and warrant gains drove higher incentive compensation • Incurred $29M real estate charges to optimize footprint as we adapt to increased remote work post COVID-19 • Other expenses included $20M donation of SBA PPP fees (net of costs incurred) • Expenses expected to be impacted by: 31 Continued investment in strategic priorities To capture compelling long-term growth opportunity of our markets (see slide 11) – 3,522 3,672 3,855 4,216 4,419Average FTEs * Core operating efficiency ratio excludes the impact of SVB Leerink and net gains or losses from investment securities and equity warrant assets. This is a non-GAAP measure. See “Use of non-GAAP Financial Measures” in our Q4 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation. Q4’20 core operating efficiency ratio excludes $29M real estate expenses and $20M SBA PPP donation. – Business Development & Travel (“BD&T”) expense As travel restrictions are lifted and in-person events resume in 2H’21 Reduced real estate footprint Occupancy expense to decline as more colleagues work from home+ SVB Leerink expenses FY’21 SVB Leerink expenses expected to decline as public markets activity normalizes + SVBFG incentive compensation expenses (positive for Q1’21, negative for FY’21) Q1’21 firm incentive compensation expected to decrease qoq following strong performance in Q4’20 FY’21 firm incentive compensation expected to increase as business activity improves + – * Boston Private integration planning Integration planning costs incurred ahead of close date– Regulatory costs Related to Large Financial Institution and UK Subsidiarization requirements –

Final thoughts Q4 2020 Financial Highlights 32 Resilient, thriving markets Innovation is driving economic growth, and COVID-19 has accelerated digital adoption and activity in healthcare Robust liquidity Substantial PE/VC dry powder and strong demand for alternative assets provide fuel for long-term growth Cautiously optimistic on credit Solid credit performance to date and COVID-19 vaccines position broader economy for eventual recovery; near-term uncertainty persists Long-term focus Continue to invest to extend our leadership position and drive long-term growth and operating leverage Well positioned for long-term growth Robust earnings power with resilient, thriving markets providing tailwinds for sustainable growth Executing on our vision Consistent progress and bold steps to advance and expand our platform to be the go-to financial partner of the innovation economy

Appendix Q4 2020 Financial Highlights 33

34 For over 35 years, we have helped innovators, enterprises and their investors move bold ideas forward, fast. U.S. venture-backed technology and healthcare companies with IPOs in 2020 U.S. venture-backed technology and life science companies ~50% 73%68 Corp Fin Revenue >$75M Accelerator (Early-Stage) Revenue <$5M Growth Revenue $5M–$75M Investors Private Equity Venture Capital Individuals Influencers: Entrepreneurs, Investors, Executives Technology & Life Sciences/Healthcare Our mission is to increase clients’ probability of success. We bank: The bank of the global innovation economy Q4 2020 Financial Highlights

Differentiated business model 35 PRIVATE EQUITY ANGEL INVESTORS MANAGEMENT TEAMS VENTURE CAPITAL CAPITAL MARKETS CORPORATE VENTURING GOVERNMENT R&D UNIVERSITIES ENTREPRENEURS SERVICE PROVIDERS At the center of the innovation ecosystem HARDWARE & INFRASTRUCTURE SOFTWARE & INTERNET LIFE SCIENCE & HEALTHCARE ENERGY & RESOURCE INNOVATION PRIVATE EQUITY & VENTURE CAPITAL PREMIUM WINE PRIVATE BANKING & WEALTH MANAGEMENT GLOBAL COMMERCIAL BANKING INVESTMENT SOLUTIONS FUNDS MANAGEMENT RESEARCH & INSIGHTS INVESTMENT BANKING Deep sector expertise Comprehensive solutions Unparalleled access, connections and insights to make NEXT happen NOW Q4 2020 Financial Highlights

18.3 21.2 25.6 29.9 37.3 2016 2017 2018 2019 2020 1.2 1.4 1.9 2.1 2.2 2.72% 3.05% 3.57% 3.51% 2.67% 0% 1% 1% 2% 2% 3% 3% 4% 4% $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 2016 2017 2018 2019 2020 Key performance indicators Q4 2020 Financial Highlights AVERAGE TOTAL LOANS $ Billions AVERAGE TOTAL CLIENT FUNDS $ Billions CORE FEES AND SVB LEERINK REVENUE1 $ Millions NET CHARGE-OFFS AND NON-PERFORMING LOANS NET INTEREST INCOME AND NIM $ Billions Net Interest Margin Net Interest Income Average Client Investment Funds Average Deposits SVB Leerink Revenue (Investment Banking Revenue and Commissions) Core Fee Income NPLs2 NCOs3 43.4 51.5 75.1 91.6 117.438.8 42.7 48.1 55.1 75.0 82.2 94.2 123.2 146.7 192.4 2016 2017 2018 2019 2020 642 603 252 481 316 379 516 894 1,084 2016 2017 2018 2019 2020 0.46% 0.27% 0.22% 0.24% 0.20% 0.59% 0.51% 0.34% 0.32% 0.23% 2016 2017 2018 2019 2020 36 1. Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” in our Q4 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation. 2. Non-performing loans as a percentage of period-end total loans. 3. Net loan charge-offs as a percentage of average total loans. $7.31 $9.20 $18.11 $21.73 $22.87 10.9% 12.4% 20.6% 20.0% 16.83% 0% 5% 10% 15% 20% 25% $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 2016 2017 2018 2019 2020 ROE and EPS Diluted EPS Return on Equity

PERIOD-END ASSETS $ Billions PERIOD-END LIABILITIES $ Billions 40.9 46.9 51.7 64.4 107.1 $ $20 $40 $60 $80 $100 $120 2016 2017 2018 2019 2020 44.7 51.2 56.9 71.0 115.5 $ $20 $40 $60 $80 $100 $120 2016 2017 2018 2019 2020 Strong balance sheet position Q4 2020 Financial Highlights Cash and high-quality fixed income securities 56% of total assets Deposits 95% of total liabilities Other Assets Net Loans Non-marketable Securities (primarily VC & LIHTC investments) Held-to Maturity Securities Available-for- Sale Securities Cash and Cash Equivalents Noninterest- bearing Deposits Borrowings Interest-bearing Deposits Other Liabilities 37 44% loan-to-deposit ratio provides ample cushion to meet clients’ borrowing needs

24% 21% 12% 2% 21% 16% 3% 1% 15% 33% 25% 16% 2% 8% 1% Strong liquidity franchise Uniquely positioned to support balance sheet growth Liquidity management solutions for both on and off-balance sheet funds 1 2 Diversified sources of liquidity from high-growth markets 3 Low cost deposits 40+ liquidity management products to meet clients’ needs and optimize pricing and mix 67% of total deposits are noninterest-bearing4 $92.4B $133.1B ON-BALANCE SHEET DEPOSITS OFF-BALANCE SHEET CLIENT FUNDS 4 bps 15 bps SVB TOP 50 BANKS3 $225.5B TOTAL CLIENT FUNDS Early-Stage Life Science/ Healthcare Early-Stage Technology Private Bank International2 Life Science/ Healthcare Technology Other U.S. Global Fund Banking OBS CLIENT FUNDS CLIENT NICHE1: Q4 2020 Financial Highlights 38 1. As of December 31, 2020. Represents management view of client niches. 2. International balances do not tie to regulatory definitions for foreign exposure. Includes clients across all client niches and life-stages, with International Global Fund Banking representing 4% of total client funds. 3. Source: S&P Global Market Intelligence average for 12 of the top 50 US banks by asset size as of January 19, 2021. 4. Percentage based on Q4’20 average balances. DEPOSITSQ4’20 AVERAGE BALANCES Q4’20 AVERAGE COST OF DEPOSITS

PERIOD-END AVAILABLE-FOR-SALE SECURITIES $ Billions PERIOD-END HELD-TO- MATURITY SECURITIES $ Billions High-quality and liquid investment portfolio Q4 2020 Financial Highlights 39 Municipal bonds and notesU.S. agency debentures Agency-issued commercial mortgage-backed securities Agency-issued collateralized mortgage obligations – variable rate U.S. Treasury securities Agency-issued collateralized mortgage obligations – fixed rate Agency-issued residential mortgage-backed securities 12.6 11.1 7.8 14.0 30.9 2016 2017 2018 2019 2020 8.4 12.7 15.5 13.8 16.6 $ 2016 2017 2018 2019 2020 Opportunistically buying high-quality munis and will selectively purchase strong credit-quality corporate bonds and nonagency securitized products to support portfolio yields Foreign government bonds U.S. Treasuries and agency-backed securities make up 92% of fixed income portfolio

Long history of strong, resilient credit Q4 2020 Financial Highlights 40 1. Non-performing loans as a percentage of period-end total loans. 2. Net loan charge-offs as a percentage of average total loans. NON-PERFORMING LOANS & NET CHARGE-OFFS IMPROVED LOAN MIX % of period- end total loans NCOs2NPLs1 Global Financial CrisisDotcom Bubble Crash 2009 11% Early-Stage 30% GFB + Private Bank 2020 3% Early-Stage 68% GFB + Private Bank 2000 30% Early-Stage 5% GFB + Private Bank 1.07% 1.03% 0.97% 0.62% 0.64% 0.26% 0.31% 0.18% 1.57% 1.15% 0.71% 0.52% 0.42% 0.47% 0.27% 0.73% 0.59% 0.51% 0.34% 0.32% 0.23% 3.32% 1.02% 0.25% -0.08% 0.10% 0.04% 0.14% 0.35% 0.87% 2.64% 0.77% -0.02% 0.31% 0.33% 0.32% 0.30% 0.46% 0.27% 0.22% 0.24% 0.20% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 We’ve successfully navigated economic cycles before and our risk profile has improved

4.5 5.5 7.0 8.9 10.9 14.4 16.7 19.9 23.1 28.3 33.2 45.2 11% 10% 8% 9% 9% 8% 6% 6% 6% 6% 5% 3% 0% 2% 4% 6% 8% 10% 12% $. $5. $10. $15. $20. $25. $30. $35. $40. $45. 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Improved risk profile, with growth driven by lowest risk portfolio segments Q4 2020 Financial Highlights Early-Stage ID % of total loans Other* Technology and Life Science/Healthcare Premium Wine Private Bank Global Fund Banking PERIOD-END TOTAL LOANS $ Billions Early-Stage Investor Dependent (“ID”) loans, our highest risk segment, now only 3% of total loans, down from 11% in 2009 and 30% in 2000 41* Includes $1.6B of SBA PPP loans. 68% of loans in Global Fund Banking and Private Bank, segments with lowest historical credit losses

Low credit risk capital call lines of credit

Largest driver of loan growth over past 7 years; strong underwriting and well-diversified

Global Fund Banking capital call lending

Short-term lines of credit used by PE and VC funds to support investment activity prior to the receipt of Limited Partner capital contributions

55%[1] of total loans

Zero net losses since inception (1990s)

Strong sources of repayment



LIMITED PARTNER COMMITMENTS
and robust secondary markets



VALUE OF FUND INVESTMENTS
with solid asset coverage

Global Fund Banking portfolio[2]

BY INVESTMENT STYLE



VC funds
18%
Growth
23%
Buyout
19%
Fund of Funds
16%
Other
10%
Debt
9%
Real Estate
5%
PE Funds

BY INDUSTRY



Technology
37%
Debt
15%
Consumer
10%
Industrial
6%
Real Estate
7%
Life Sciences
10%
FinTech
4%
Natural Resources
Infrastructure
Energy
Other
6%

1. Global Fund Banking ("GFB") portfolio is 57% of total loans. Capital call lines represent 96% of GFB portfolio.
2. Based on total GFB loan commitments (funded + unfunded) as of December 31, 2020.

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Q4 2020 Financial Highlights 42

Supporting innovation around the world Q4 2020 Financial Highlights 43 2020 VC investment by market*  SVB Financial Group’s offices  SVB Financial Group’s international banking network $168B AMERICAS $50B EMEA $89B APAC Expanding our platform globally Israel Tel Aviv Business development 2008 U.K. 2004 China 2005 Shanghai Beijing (2010) Business development London Full-service branch (2012) China 2012 SPD Silicon Valley Bank (JV) Shanghai Additional JV branches Beijing (2017) Shenzhen (2018) Hong Kong 2009 Business development Europe 2016 Ireland (2016) Business development Germany (2018) Lending branch Denmark (2019) Business development Canada 2019 Toronto (2019) Lending branch Vancouver (2020) Business development * As of December 31, 2020. Source: PitchBook.

$6.6 $7.7 $10.4 $11.6 $15.1 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 2016 2017 2018 2019 2020 $1.5 $1.9 $2.8 $3.9 $5.4 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 2016 2017 2018 2019 2020 Growing international activity Q4 2020 Financial Highlights 44 $5.4B INTERNATIONAL AVERAGE LOANS 14% of total loans $3.3B INTERNATIONAL AVERAGE OBS CLIENT FUNDS 3% of total OBS $1.1 $1.4 $2.4 $3.0 $3.3 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 $4.5 $5.0 2016 2017 2018 2019 2020 $28.6 $33.8 $54.0 $67.0 $75.3 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 $100.0 2016 2017 2018 2019 2020 $15.1B INTERNATIONAL AVERAGE DEPOSITS 20% of total deposits $75.3M INTERNATIONAL CORE FEE INCOME* 12% of total core fees Note: Reflects balances for international operations in U.K., Europe, Israel and Asia; Canada balances included in our US Technology Banking segment. This management segment view does not tie to regulatory definitions for foreign exposure. * Non-GAAP financial measure. See “Use of non-GAAP Financial Measures” in our Q4 2020 Earnings Release and our non-GAAP reconciliations at the end of this presentation.

10.90% 12.38% 20.57% 20.03% 16.83% 8.83% 9.77% 12.76% 11.80% 8.11% 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% 30.00% 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% 30.00% 2016 2017 2018 2019 2020 Industry-leading performance Q4 2020 Financial Highlights 45 Strong return on equity Strong total shareholder return RETURN ON EQUITY 96.395 82 1/1/2016 7/1/2016 1/1/2017 7/1/2017 1/1/2018 7/1/2018 1/1/2019 7/1/2019 1/1/2020 7/1/2020 SVB 3.3x BKX 1.3x S&P 500 1.8x TOTAL SHAREHOLDER RETURN2 AS OF 12/31/20 1. Source: S&P Global Market Intelligence. “Peers” refers to peer group as reported in our Proxy Statement for each year and is subject to change on an annual basis. 2020 annualized average peer ROE includes 4 of 17 peers as of January 19, 2021. 2. Cumulative total return on $100 invested on 12/31/15 in stock or index. Includes reinvestment of dividends. 12/31/2020 SVB Peer Average1

Increasing diversity, equity and inclusion ("DEI") at SVB, with our partners and across the innovation economy

Embracing diverse perspectives and fostering a culture of belonging

1 Start with values and culture

We start with **EMPATHY** for others.

We speak & act with **INTEGRITY**.

We embrace **DIVERSE** perspectives.

We take **RESPONSIBILITY**.

We keep **LEARNING & IMPROVING**.

2 Take a multipronged approach with measurable goals

Chief Diversity Officer & executive-led DEI Steering Committee

Employee advocacy network

Employee awareness programs, regular training & educational opportunities

Fair pay analysis

Full-time Diversity Recruiting Director

Leadership development

Hiring outreach programs & strategic partnerships

Increase diversity of senior leaders to **56%** by 2025

Reach senior leadership gender parity **50/50** by 2030

3 Measure and communicate progress

DIVERSITY AT SVB*	Total Workforce	Senior Leaders	Board Members
Diverse (US)	67%	51%	69%
Female (Global)	44%	33%	31%
Racial Minority (US)	40%	28%	15%

Championing causes that impact access to and diversity in the innovation economy

Access to Innovation

Our signature program to increase funding for startups founded by women, Black, Latinx or other underrepresented groups and to advance diversity and gender parity in leadership of innovation companies

2019 CONTRIBUTIONS

44
Partner organizations focused on furthering DEI in innovation

$1.6M
Donated to causes supporting gender parity in innovation

$1.2M
Support for diverse, emerging talent in innovation

$20M
Donated fees (net of costs incurred) received from SBA PPP program to diversity and community efforts in Q4'20 (donations will be managed through the SVB Foundation)

Note: Refer to www.svb.com/living-our-values/inclusion-diversity for more information. Website content/links are not a part of this presentation.
* Metrics as of November 30, 2020. Diverse includes (as disclosed to us) any woman, any person of color, veteran or person with disability. Person of color refers to anyone who self identifies as Hispanic/Latino, Black or African American, Asian, American Indian or Native Alaskan, Native Hawaiian or Other Pacific Islander or Two or More Races/Other. We utilize this blended measure to include different backgrounds and social categorizations. Senior leader includes the following job levels: Executive Committee (includes our executive officers) and leaders from certain top levels of SVB's two highest bands of management.

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Q4 2020 Financial Highlights 46

Michael Zuckert GENERAL COUNSEL 6 years at SVB Strong, seasoned management team Q4 2020 Financial Highlights 47 Greg Becker PRESIDENT AND CEO SVB FINANCIAL GROUP 27 years at SVB John China PRESIDENT OF SVB CAPITAL 24 years at SVB Michelle Draper CHIEF MARKETING OFFICER 7 years at SVB Dan Beck CHIEF FINANCIAL OFFICER 3 years at SVB Phil Cox CHIEF OPERATIONS OFFICER 11 years at SVB Marc Cadieux CHIEF CREDIT OFFICER 28 years at SVB Mike Descheneaux PRESIDENT SILICON VALLEY BANK 15 years at SVB Chris Edmonds- Waters CHIEF HUMAN RESOURCES OFFICER 17 years at SVB Laura Izurieta CHIEF RISK OFFICER 4 years at SVB 14 years average tenure at SVB Diverse experience and skills to help direct our growth

Glossary Q4 2020 Financial Highlights 48 The following terms are used throughout this presentation to refer to certain SVB-specific metrics: Non-GAAP Measures (Please see “Use of non-GAAP Financial Measures” in our Q4 2020 Earnings Release and non-GAAP reconciliations at the end of this presentation) Core Fee Income – Fees from letters of credit, client investments, credit cards, deposit service charges, foreign exchange and lending- related fees, in aggregate. Core Fee Income plus SVB Leerink Revenue – Core fee income, from above, plus investment banking revenue and commissions. SVB Leerink Revenue and Expenses – SVB Leerink revenue defined as investment banking revenue and commissions and excludes other income earned by SVB Leerink. SVB Leerink expenses represents all SVB Leerink operating and acquisition related expenses. Core Operating Efficiency Ratio – Calculated by dividing noninterest expense after adjusting for noninterest expense from SVB Leerink and NCI by total revenue, after adjusting for gains or losses on investment securities and equity warrant assets, SVB Leerink revenue and NCI. This ratio excludes income and expenses related to SVB Leerink and certain financial items where performance is typically subject to market or other conditions beyond our control. Gains (losses) on Investment Securities, Net of Non-Controlling Interests – Net gains on investment securities include gains and losses from our non-marketable and other equity securities, which include public equity securities held as a result of exercised equity warrant assets, gains and losses from sales of our Available-For-Sale debt securities portfolio, when applicable, and carried interest. This measure excludes amounts attributable to noncontrolling interests for which we effectively do not receive the economic benefit or cost. Other Measures Total Client Funds – The sum of on-balance sheet deposits and off-balance sheet client investment funds. Fixed Income Securities – Available-for-sale ("AFS") and held-to-maturity ("HTM") securities held on the balance sheet. Acronyms API – Application programming interface BD&T – Business development & travel DEI – Diversity, equity and inclusion EOP – End of period FHLB – Federal Home Loan Bank FRB – Federal Reserve Board GFB – Global Fund Banking (formerly Private Equity/Venture Capital) NPL – Non-performing loan OBS – Off-balance sheet PE/VC – Private equity/venture capital SBA PPP – Small Business Administration Paycheck Protection Program TBV – Tangible book value ID – Investor dependent LIHTC – Low income housing tax credit funds LOC – Letter of credit NCI – Non-controlling interests NCO – Net charge-off NII – Net interest income NIM – Net interest margin

Non-GAAP reconciliations Q4 2020 Financial Highlights 49

Non-GAAP reconciliation Core Fee Income Q4 2020 Financial Highlights Non-GAAP core fee income (dollars in thousands) Year ended December 31, 2016 2017 2018 2019 2020 GAAP noninterest income $456,552 $557,231 $744,984 $1,221,479 $1,840,148 Less: gains on investment securities, net 51,740 64,603 88,094 134,670 420,752 Less: net gains on equity warrant assets 37,892 54,555 89,142 138,078 237,428 Less: other noninterest income 50,750 59,110 51,858 55,370 98,145 Non-GAAP core fee income plus SVB Leerink revenue $316,170 $378,963 $515,890 $893,361 $1,083,823 Investment banking revenue — — — 195,177 413,985 Commissions — — — 56,346 66,640 Less: total non-GAAP SVB Leerink revenue — — — 251,523 480,625 Non-GAAP core fee income $316,170 $378,963 $515,890 $641,838 $603,198 50 See “Use of non-GAAP Financial Measures” in our Q4 2020 Earnings Release for more information.

Non-GAAP reconciliation

Capital ratios

Consolidated (SVBFG) TCE/TA and TCE/RWA

Non-GAAP tangible common equity and tangible assets (dollars in thousands, except ratios)	Year ended December 31, 2016	2017	2018	2019	2020
GAAP SVBFG stockholders' equity	$3,642,554	$4,179,795	$5,116,209	$6,470,307	$8,219,700
Less: Preferred stock	—	—	—	340,138	340,138
Less: Intangible assets	—	—	—	187,240	204,120
Tangible common equity (TCE)	$3,642,554	$4,179,795	$5,116,209	$5,942,929	$7,675,442
GAAP Total assets	$44,683,660	$51,214,467	$56,927,979	$71,004,903	115,511,007
Less: Intangible assets	—	—	—	187,240	204,120
Tangible assets (TA)	$44,683,660	$51,214,467	$56,927,979	$70,817,663	115,306,887
Risk-weighted assets (RWA)	$28,248,750	$32,736,959	$38,527,853	$46,577,485	$64,673,434
Tangible common equity to tangible assets	8.15%	8.16%	8.99%	8.39%	6.66%
Tangible common equity to risk-weighted assets	12.89%	12.77%	13.28%	12.76%	11.87%

Bank only TCE/TA and TCE/RWA

Non-GAAP tangible common equity and tangible assets (dollars in thousands, except ratios)	Year ended December 31, 2016	2017	2018	2019	2020
Tangible common equity (TCE)	$3,423,427	$3,762,542	$4,554,814	$5,034,095	$7,068,964
Tangible assets (TA)	$44,059,340	$50,383,774	$56,047,134	$69,563,817	$113,303,370
Risk-weighted assets (RWA)	$26,856,850	$31,403,489	$37,104,080	$44,502,150	$61,017,753
Tangible common equity to tangible assets	7.77%	7.47%	8.13%	7.24%	6.24%
Tangible common equity to risk-weighted assets	12.75%	11.98%	12.28%	11.31%	11.59%

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See "Use of non-GAAP Financial Measures" in our Q4 2020 Earnings Release for more information.

Q4 2020 Financial Highlights 51

Non-GAAP reconciliation

Core Operating Efficiency Ratio

(Dollars in thousands, except ratios)		2016	2017	2018	2019	2020
		Year ended December 31,				
GAAP noninterest expense	A	859,797	1,010,655	1,188,193	1,601,262	2,035,041
Less: expense attributable to noncontrolling interests		524	813	522	835	475
Non-GAAP noninterest expense, net of noncontrolling interests		859,273	1,009,842	1,187,671	1,600,427	2,034,566
Less: expense attributable to SVB Leerink		—	—	—	252,677	378,970
Less: real estate expenses		—	—	—	—	29,317
Less: charitable donation of net PPP loan origination fees		—	—	—	—	20,000
Non-GAAP noninterest expense, net of noncontrolling interests, SVB Leerink and other non-recurring expenses	B	**859,273**	**1,009,842**	**1,187,671**	**1,347,750**	**1,606,279**
GAAP net interest income		1,150,523	1,420,369	1,893,988	2,096,601	2,156,284
Adjustments for taxable equivalent basis		1,203	3,076	9,201	11,949	16,230
Non-GAAP taxable equivalent net interest income		1,151,726	1,423,445	1,903,189	2,108,550	2,172,514
Less: income attributable to noncontrolling interests		66	33	30	72	26
Non-GAAP taxable equivalent net interest income, net of noncontrolling interests		1,151,660	1,423,412	1,903,159	2,108,478	2,172,488
Less: net interest income attributable to SVB Leerink		—	—	—	1,252	578
Non-GAAP taxable equivalent net interest income, net of noncontrolling interests and SVB Leerink		1,151,660	1,423,412	1,903,159	2,107,226	2,171,910
GAAP noninterest income		456,552	557,231	744,984	1,221,479	1,840,148
Less: income attributable to noncontrolling interests		8,039	29,452	38,000	48,624	86,375
Non-GAAP noninterest income, net of noncontrolling interests		448,513	527,779	706,984	1,172,855	1,753,773
Less: Non-GAAP net gains on investment securities, net of noncontrolling interests		43,428	35,416	49,911	86,169	334,283
Less: net gains on equity warrant assets		37,892	54,555	89,142	138,078	237,428
Less: investment banking revenue		—	—	—	195,177	413,985
Less: commissions		—	—	—	56,346	66,640
Non-GAAP noninterest income, net of noncontrolling interests and net of net gains on investments securities, net gains on equity warrants assets, investment banking revenue and commissions		367,193	437,808	567,931	697,085	701,437
GAAP total revenue	C	**1,607,075**	**1,977,600**	**2,638,972**	**3,318,080**	**3,996,432**
Non-GAAP taxable equivalent revenue, net of noncontrolling interests and SVB Leerink, net of net gains on investments securities, net gains on equity warrants assets, investment banking revenue and commissions	D	**1,518,853**	**1,861,220**	**2,471,090**	**2,804,311**	**2,873,347**
GAAP operating efficiency ratio (A/C)		**53.50%**	**51.11%**	**45.02%**	**48.26%**	**50.92%**
Non-GAAP core operating efficiency ratio (B/D)		**56.57%**	**54.26%**	**48.06%**	**48.06%**	**55.90%**

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See "Use of non-GAAP Financial Measures" in our Q4 2020 Earnings Release for more information.

Q4 2020 Financial Highlights 52

Important information regarding forward-looking statements and use of non-GAAP financial measures The Company’s financial results for 2020 reflected in this presentation are unaudited. This document should be read in conjunction with the Company’s SEC filings. Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance, and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. You can identify these and other forward-looking statements by the use of words such as “becoming,” “may,” “will,” “should,” "could," "would," “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words, or comparable terminology. In this presentation, we make forward-looking statements discussing management’s expectations about, among other things: economic conditions; the potential effects of the COVID-19 pandemic; opportunities in the market; outlook on our clients' performance; our financial, credit, and business performance, including potential investment gains, loan growth, loan mix, loan yields, credit quality, deposits, noninterest income, and expense levels; financial results; and the proposed acquisition of Boston Private. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may prove to be incorrect. We wish to caution you that such statements are just predictions and actual events or results may differ materially, due to changes in economic, business and regulatory factors and trends. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. Important factors that could cause our actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others: market and economic conditions (including the general condition of the capital and equity markets, and IPO, M&A and financing activity levels) and the associated impact on us (including effects on client demand for our commercial and investment banking and other financial services, as well as on the valuations of our investments); the COVID-19 pandemic and its effects on the economic and business environments in which we operate; the impact of changes in the U.S. presidential administration and the U.S. Congress on the economic environment, capital markets and regulatory landscape, including monetary, tax and other trade policies; changes in the volume and credit quality of our loans as well as volatility of our levels of nonperforming assets and charge-offs; the impact of changes in interest rates or market levels or factors affecting or affected by them, especially on our loan and investment portfolios; changes in the levels of our loans, deposits and client investment fund balances; changes in the performance or equity valuations of funds or companies in which we have invested or hold derivative instruments or equity warrant assets; variations from our expectations as to factors impacting our cost structure; changes in our assessment of the creditworthiness or liquidity of our clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity; variations from our expectations as to factors impacting the timing and level of employee share-based transactions; an inability to complete the acquisition of Boston Private, or changes in the currently anticipated timeframe, terms or manner of such acquisition; greater than expected costs or other difficulties related to the integration of our business and that of Boston Private; variations from our expectations as to the amount and timing of business opportunities, growth prospects and cost savings associated with completing the acquisition of Boston Private; unfavorable resolution of legal proceedings/claims or regulatory/governmental actions; variations from our expectations as to factors impacting our estimate of our full-year effective tax rate; changes in applicable accounting standards and tax laws; and regulatory or legal changes or their impact on us. The COVID-19 pandemic has created economic and financial disruptions that have adversely affected, and may continue to adversely affect, our business, operations, financial performance and prospects. Even after the COVID-19 pandemic subsides, it is possible that the U.S. and other major economies experience or continue to experience a prolonged recession, which could materially and adversely affect our business, operations, financial performance and prospects. Statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, including (i) our latest Annual Report on Form 10-K, (ii) our most recent Quarterly Report on Form 10-Q, and (iii) our most recent earnings release filed on Form 8-K. These documents contain and identify important risk factors that could cause the Company’s actual results to differ materially from those contained in our projections or other forward-looking statements. All forward-looking statements included in this presentation are made only as of the date of this presentation. We assume no obligation and do not intend to revise or update any forward-looking statements contained in this presentation, except as required by law. This presentation shall not constitute an offer or solicitation in connection with any securities. Use of Non-GAAP Financial Measures To supplement our financial disclosures that are presented in accordance with GAAP, we use certain non-GAAP measures of financial performance (including, but not limited to, non-GAAP core fee income, non-GAAP SVB Leerink revenue and expenses, non-GAAP noninterest income, non-GAAP net gains on investment securities, non-GAAP non-marketable and other equity securities, non-GAAP noninterest expense and non- GAAP financial ratios) of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures (as applicable), provide meaningful supplemental information regarding our performance by: (i) excluding amounts attributable to non-controlling interests for which we effectively do not receive the economic benefit or cost of, where indicated, or (ii) providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, net income or other financial measures prepared in accordance with GAAP. Under the “Use of Non-GAAP Financial Measures” section in our latest earnings release filed as an exhibit to our Form 8-K on January 21, 2020, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP financial measures used in this presentation, or a reconciliation of the non-GAAP calculation of the financial measure. Please refer to that section of the earnings release for more information. Q4 2020 Financial Highlights 53

SVB Financial Group is the holding company for all business units and groups © 2021 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, SVB LEERINK, MAKE NEXT HAPPEN NOW and the chevron device are trademarks of SVB Financial Group, used under license. Silicon Valley Bank is a member of the FDIC and the Federal Reserve System. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group. About SVB Financial Group For more than 35 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial, investment and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, California, SVB Financial Group operates in centers of innovation around the world. Learn more at www.svb.com. 54Q4 2020 Financial Highlights

Q4 2020 Financial Highlights @SVBFinancialGroup Silicon Valley Bank @SVB_Financial www.svb.com 55